Exhibit 5.1

May 4, 2026

Federated Hermes, Inc.
1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779

    Re:    Registration Statement on Form S-8 of Shares of Class B Common Stock, no par value     per share, of Federated Hermes, Inc.

Ladies and Gentlemen:

I am General Counsel of Federated Hermes, Inc. (the “Company”) and I have acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission (the “Commission”) with respect to up to an additional 5,000,000 shares of Class B common stock of the Company, no par value per share (the “Shares”), which may be issued under the Federated Hermes Stock Incentive Plan, as amended to date (the “Plan”).

I have examined the Registration Statement and such documents and records of the Company as I have deemed necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, I am of the opinion that any Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company of any certificates representing the Shares, the registration by its registrar of such Shares and the issuance thereof in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                        Very truly yours,

                        /s/ George F. Magera

                        George F. Magera
                        General Counsel
185725907.2